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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Natrol, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NATROL, INC.
21411 Prairie Street
Chatsworth, CA 91311

        November 2, 2007

Dear Stockholder:

        You are cordially invited to attend the 2007 annual meeting of the stockholders of Natrol, Inc., a Delaware corporation ("Natrol"), on Monday, December 3, 2007, at 8:30 a.m., Pacific Standard Time. The meeting will be held at Natrol's corporate headquarters located at 21411 Prairie Street, Chatsworth, California 91311 and has been called for the purpose of:

  1.
  electing two Class III Directors, each for a term of three years; and

  2.
  considering other business that properly comes before the annual meeting or any adjournments or postponements thereof.

        There will also be a report on Natrol's business operations and an opportunity to ask questions. A representative of Stonefield Josephson, Inc., Natrol's independent registered public accounting firm for fiscal year 2006, will also be present and will have an opportunity to make a statement if they so desire and to respond to questions from our stockholders.

        YOUR VOTE, REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IS IMPORTANT. I HOPE YOU WILL PERSONALLY ATTEND THE MEETING AND VOTE YOUR SHARES BUT IF YOU ARE UNABLE TO DO SO, IT IS STILL IMPORTANT THAT YOUR SHARES BE REPRESENTED. I URGE YOU TO PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Sincerely,

Wayne M. Bos Chief Executive Officer and President

NATROL, INC.
21411 Prairie Street
Chatsworth, CA 91311
(818) 739-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WHEN:	Monday, December 3, 2007, 8:30 a.m. Pacific Standard Time
WHERE:	Natrol Inc. 21411 Prairie Street Chatsworth, California 91311
ITEMS OF BUSINESS:	1) Election of two Class III directors for a term of three years each
2) Such other business as may properly come before the meeting
WHO CAN VOTE:
Anyone who held shares of the common stock of Natrol, Inc. at the close of business on October 19, 2007 (the "Record Date"). For ten days prior to the annual meeting, a list of stockholders entitled to vote at the meeting will be available for inspection during regular business hours at the company's headquarters office located at 21411 Prairie Street, Chatsworth, California 91311.
ANNUAL REPORT:
A copy of Natrol Inc.'s annual report for the year ended December 31, 2006, on Form 10-K and Form 10-K/A, without exhibits, is enclosed with this Notice of Annual Meeting and Proxy Statement. The annual report on Form 10-K and the Form 10-K/A, with exhibits, which have been filed with the Securities and Exchange Commission, can be accessed through direct links to the SEC filings on the Natrol website at www.natrol.com. Upon request, Natrol will, without charge, send its stockholders an additional copy of the Annual Report on Form 10-K and the Form 10-K/A (with financial statements and related schedules) for 2006. The request must be directed to the attention of the Corporate Secretary, Natrol Inc., 21411 Prairie Street, Chatsworth, California 91311
METHOD OF VOTING:	Your vote is important and may be cast by marking, signing, dating and returning the proxy card in the enclosed postage-paid envelope or you may vote in person at the annual meeting.
By Order of the Board of Directors

Loida C. Rubio Secretary

Chatsworth, California
November 2, 2007

NATROL, INC.
21411 Prairie Street
Chatsworth, CA 91311
(818) 739-6000

PROXY STATEMENT

        The Board of Directors of Natrol Inc. ("Natrol" or "Company") solicits your proxy to vote on the matters set forth in the preceding Notice of Annual Meeting of Stockholders. The meeting will be held on Monday, December 3, 2007, at 8:30 a.m. Pacific Standard Time, at the Company's corporate headquarters, located at 21411 Prairie Street, Chatsworth, California 91311. On or about November 2, 2007, this proxy statement, the accompanying form of proxy and the annual report on Form 10-K and Form 10-K/A were first mailed to stockholders who owned the Company's stock as of the close of business on October 19, 2007 (the "Record Date").

Voting Information

Who Can Vote

        Voting rights are vested exclusively in holders of the Company's common stock as of the close of business on the Record Date. At the close of business on the Record Date, there were 14,261,544 shares of common stock outstanding and entitled to vote. For ten days prior to the annual meeting, a list of stockholders entitled to vote at the meeting will be available for inspection during regular business hours at the Company's headquarters office located at the above address.

Number of Votes

        For each share of common stock held, stockholders are entitled to one vote on any matter that properly comes before the stockholders at the annual meeting. Your proxy card indicates how many shares you own and how many votes you have.

Ways to Vote

        Stockholders may vote in person at the annual meeting or by proxy. Whether or not you plan to attend the annual meeting, please complete the enclosed proxy card and return it in the postage-paid envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote in person should you decide to do so, but it will ensure that your vote is counted. To vote by proxy, simply mark the enclosed proxy card, date and sign it and return it in the envelope provided. Doing so authorizes the individuals named as proxy holders on the proxy card to vote your shares according to your instructions in the event that you do not attend the meeting. Proxy cards that are signed and returned without voting instructions will be voted by the proxy holders in favor of each proposal. The proxy holders will vote at their discretion on other matters that properly come before the stockholders at the annual meeting.

Revocation of Proxy

        At any time before the meeting, you may revoke your proxy by doing any of the following:

  •
  signing another proxy card with a later date and mailing it to the Company prior to the meeting;

  •
  attending the meeting in person to revoke your proxy and cast your vote; or

  •
  notifying the Company in writing of your revocation prior to the meeting.

        Written submissions of another proxy with a later date or notices of proxy revocation should be delivered at least one business day prior to the annual meeting to the following address, or they may be delivered in person to the Inspector of Elections at the annual meeting:

Natrol Inc. Attention: Corporate Secretary 21411 Prairie Street Chatsworth, California, 91311

Quorum and Counting of Votes

        To establish a quorum necessary to conduct business at the annual meeting, a majority of the outstanding shares of common stock must be represented. The Inspector of Elections will determine whether a quorum is present. In the event that a quorum is not present at the annual meeting, the meeting may be postponed to permit further solicitation of proxies. Votes may be cast in favor of the election of directors or may be withheld. Votes withheld from the election of any director will be excluded entirely from the vote. Directors are elected by a plurality of the votes cast by proxy or in person. Broker non-votes will not be included in the number of votes cast for or against a nominee and will have no effect on the outcome of the election.

        Broker non-votes occur when shares are held in "street" form through a broker or similar market intermediary rather than in the stockholder's own name. The broker or other intermediary is authorized to vote the shares on routine matters, such as the election of directors, but may not vote on non-routine matters without the stockholder's express authorization. Votes that are marked "ABSTAIN" and Broker non-votes are counted for purposes of determining the presence of a quorum. Under Delaware law, Broker non-votes are not counted for purposes of determining the votes cast on any non-routine proposal.

Proposals

        The following proposal will be submitted by the Board of Directors for a vote of the stockholders at this year's annual meeting.

Proposal 1: Election of Directors—The following two Class III members of the Board have agreed to stand for re-election and are recommended for re-election by the Board:

Elliott Balbert Dennis W. DeConcini

  If elected, each nominee will serve a three-year term until the annual meeting to be held in 2010 or until a successor is elected and qualified in the event that their services terminate prior to the next meeting of stockholders for some unforeseen reason. Detailed information about each of the nominees is provided in the section titled "Information about our Directors" on pages 10 and 11 of this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH NOMINEE.

Stockholder Proposals

        No proposals were timely submitted by stockholders for inclusion in the proxy statement or for consideration at the meeting. Under Natrol's by-laws and as set forth in the Form 8-K filed on September 17, 2007, the deadline for stockholders to submit proposals for action at the annual meeting has passed.

Other Matters

        The Company is unaware of any business other than that described in the Notice of Annual Meeting and in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting; however, any business that properly comes before the annual meeting will be voted by the proxy holders in the manner deemed appropriate by the Board of Directors.

Submission of Stockholder Proposals for 2008 Annual Meeting

        Natrol anticipates that next year's annual meeting of stockholders will take place on June 9, 2008. Any stockholder that satisfies the Company's by-law requirements and the Securities and Exchange Commission's requirements governing the form and content of proposals and who wishes to submit a proposal for inclusion in the proxy statement and form of proxy for the 2008 annual meeting of stockholders should submit the proposal in writing on or before March 26, 2008 to:

Natrol, Inc. Attention: Corporate Secretary 21411 Prairie Street Chatsworth, CA 91311

Stockholder proposals submitted after the above date will not be considered timely for inclusion in the proxy statement. Natrol's proxy holders reserve discretion to vote in the manner deemed appropriate by the Board with respect to timely filed proposals, provided that (1) Natrol includes in its proxy statement for the 2008 annual meeting advice on the nature of the proposal and how Natrol intends to exercise its voting discretion, and (2) the proponent of such proposal does not issue a separate proxy statement in respect of that proposal. Proposals that are not timely submitted for inclusion in the proxy statement, must be submitted in writing to the above address on or before April 18, 2008 to be timely for discretionary consideration at the meeting.

Cost of Soliciting Proxies

        Natrol will bear all of the costs of soliciting proxies on behalf of its Board. In addition to mailing proxy solicitation materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. We will not compensate the directors, officers and employees additionally for this solicitation, but we may reimburse them for any out-of-pocket expenses that they incur in the process of soliciting proxies. We reserve the right to retain other outside agencies for the purpose of soliciting proxies. We will arrange for brokers and other custodians, nominees and fiduciaries to forward the solicitation materials to their principals, and, as required by law, we will reimburse them for any out-of-pocket expenses that they reasonably incur in the process of forwarding solicitation materials.

        The annual report on Form 10-K of the Company for the year ended December 31, 2006, including financial statements, and the Form 10-K/A filed on April 30, 2007 are being mailed to the Company's stockholders concurrently with this proxy statement and the form of proxy, but are not part of the solicitation material.

Delivery of Proxy Materials to Households

        Pursuant to the rules of the Securities and Exchange Commission ("SEC"), services that deliver communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver a single copy of the annual report on Form 10-K, the proxy statement and accompanying form of proxy to multiple stockholders sharing the same address. Upon written or oral request, the Company will promptly mail separate copies to any stockholder at a shared address to which a single copy of the documents was previously delivered. Stockholders may request separate copies by calling or writing:

Natrol, Inc. Attention: Corporate Secretary 21411 Prairie Street Chatsworth, California 91311 Phone: (818) 739-6000, ext. 155

THE BOARD OF DIRECTORS

Board Composition and Independence

        Seven individuals currently serve on the Board and there are no vacancies. Board members are divided into three classes and the term of service for each class expires in a different year, with each director serving a term of three years, or until his earlier death, resignation or removal. All directors are elected by the Company's stockholders at the annual meeting unless appointed to fill a vacancy.

        In accordance with the Securities Exchange Act of 1934 (the "Exchange Act"), the rules promulgated thereunder, the applicable governance guidelines established by The NASDAQ Stock Market, Inc. ("NASDAQ") and the requirements of the Sarbanes-Oxley Act of 2002, the Board believes that a substantial majority of its members should be independent, non-employee directors and has adopted criteria for establishing independence that meets or exceeds the NASDAQ listing standards. Each year, the Governance and Nominating Committee reviews the qualifications of each director and makes a determination regarding their independence. At this time, Dennis W. DeConcini, Thomas L. Doorley III, James R. Peters and Ralph R. Simon qualify as independent directors in accordance with the NASDAQ listing standards for independence. The independent directors constitute all of the members of the Board committees. During 2006, Vernon Brunner and Ronald Consiglio also served on Natrol's Board of Directors, and both were determined by the Board to be independent under the NASDAQ listing standards.

Meetings of the Board of Directors

        The Board of Directors of the Company held ten (10) meetings during 2006. All of the directors attended at least 75% of the Board meetings and meetings of committees to which they are assigned. Directors are not required to attend the annual meeting of the stockholders, although all of the directors except Messrs. DeConcini and Simon attended the 2006 annual meeting of stockholders.

        Executive sessions with only independent directors occur from time-to-time as deemed necessary by the independent directors. The executive sessions are chaired by Thomas L. Doorley, III.

Annual Board and Committee Evaluations

        All of the directors participate in an annual evaluation of the Board's effectiveness. Committee members also evaluate the effectiveness of the committees on which they serve.

        The Board of Directors and the committees are authorized to engage independent outside financial, legal and other consultants as they deem necessary or appropriate. Directors also have full access to the Company's management.

        Committee responsibilities are detailed in each committee charter, which are posted on the Company's website at www.natrol.com in the "Investor Relations" section. Reports of committee meetings are given to the full Board at each quarterly meeting so that the Board may act upon recommendations of the committees and ratify their actions, as appropriate.

Qualification for Board Membership

        The Governance and Nominating Committee recommends to the Board the types of skills, characteristics and experience required of Board members, based on the needs of the Company from time-to-time. The Governance and Nominating Committee also establishes procedures for identifying and evaluating candidates for nomination as directors and makes recommendations to the Board regarding individuals qualified for service on the Board.

        The Governance and Nominating Committee will consider director candidates recommended by stockholders, provided that nominee proposals are timely received in accordance with the requirements set forth above at page 3 in the section titled "Submission of Stockholder Proposals for 2008 Annual Meeting". The submission must state the name, age, business and residence address, principal occupation, class and number of shares of stock beneficially owned by the proposed candidate, as well as his or her consent to serve on the Board if elected. The stockholder must also set forth his or her own name and address, the class and number of shares of stock owned or represented by proxy by the stockholder and a description of all arrangements or understandings between the stockholder and the proposed candidate. Proposed candidates must meet the Company's governance criteria set forth in the Governance Guidelines posted on the Company's website at www.natrol.com, must demonstrate the highest of personal and professional ethics, integrity and values, and must be committed to representing the long-term interests of the Company's stockholders.

Stockholder Communications with the Board

        Stockholders and interested parties who wish to communicate with the Board or with the independent directors may do so in writing, addressed to:

Natrol Inc. Attention: Corporate Secretary 21411 Prairie Street Chatworth, California 91311

        The Board has instructed the Corporate Secretary to forward communications to the Chairman of the Board after first determining whether the communication is appropriate for Board consideration and relevant to the Board's responsibilities. General surveys, solicitations, advertisements, resumes, product inquiries or complaints, sales communications and other communications unrelated to the Board's responsibilities are not forwarded to the Chairman. Subject to the preceding guidelines, the Board gives appropriate attention to written communications submitted by stockholders and responds if appropriate. Except as contemplated by Committee Charters, and subject to advice from legal counsel, the Corporate Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of communications to the Board, if appropriate.

COMMITTEES OF THE BOARD

        The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. All of the members of each Committee satisfy the NASDAQ independence standards.

The Governance and Nominating Committee

        The following Board members are members of the Governance and Nominating Committee:

    Dennis W. DeConcini (Chairman)
    Thomas L. Doorley, III
    James R. Peters
    Ralph R. Simon

        The Board of Directors has affirmatively determined that each member of the Governance and Nominating Committee satisfies the NASDAQ listing standards for independence.

        The Governance and Nominating Committee is responsible for developing the Company's Governance Guidelines and for updating and modifying them from time to time as necessary. Natrol's Board of Directors and executives are committed to operating the Company in accordance with sound business practices and long-standing governance principles. This framework provides the structure for pursuing long-term objectives aligned with the interests of Natrol's stockholders. The Company's Governance Guidelines were developed by the Governance and Nominating Committee and are reviewed periodically to determine whether modification is necessary or desirable. Natrol's Governance Guidelines are published on its website at www.natrol.com in the "Investor Relations" section and are available upon written request delivered to:

Natrol, Inc. Attention: Corporate Secretary 21411 Prairie Street Chatsworth, California 91311

        The Governance and Nominating Committee is also responsible for identifying and evaluating potential candidates for Board membership and ensuring that all Board members and candidates meet the criteria for Board membership. The committee reassesses the adequacy of the Company's criteria for Board membership annually and, if modification is necessary or desirable, recommends proposed changes to the Board of Directors for approval. Candidates for Board membership must have the highest personal and professional integrity, as well as skills and experience that, in conjunction with other members of the Board, will effectively serve the long-term interest of the stockholders.

        Stockholders may recommend individuals to the Governance and Nominating Committee for consideration as potential candidates for Board membership. The Governance and Nominating Committee reviews and considers candidates who have been recommended by shareholders in compliance with the procedures as set forth on page 5 of this proxy statement in the section titled "Qualification for Board Membership".

        The Governance and Nominating Committee met five times during fiscal 2006 and each of its members attended at least 75% of the meetings.

        The Board has adopted a Governance and Nominating Committee Charter which is available on the Company's website at www.natrol.com in the "Investor Relations" section.

The Compensation Committee

        The following Board members are members of the Compensation Committee::

  Thomas L. Doorley, III (Chairman)
  Dennis W. DeConcini
  James R. Peters
  Ralph R. Simon

        The Board of Directors has affirmatively determined that each member of the Compensation Committee satisfies the NASDAQ listing standards for independence.

        The Compensation Committee assists the Company in structuring compensation policies and programs that enable it to attract and retain key executives and employees. The committee is responsible for all matters relating to compensation of the Company's executive officers and directors, including:

  •
  development of the Company's executive compensation philosophy, policies and programs;

  •
  oversight of the Company's incentive compensation plans; and

  •
  approval of all compensation paid to executive officers.

        The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, determines the options or stock to be granted to eligible persons under the Company's 2006 Stock Option and Incentive Plan and takes such other action as may be required in connection with the Company's compensation and incentive plans.

        The Compensation Committee met seven times during fiscal 2006 and each of its members attended at least 75% of the meetings.

        The Board has adopted a Compensation Committee Charter which is available on its website at www.natrol.com in the "Investor Relations" section.

The Audit Committee and Audit Committee Financial Expert

        Natrol has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of the Audit Committee are:

    James R. Peters (Chairman) (Audit Committee Financial Expert)
    Dennis W. DeConcini
    Thomas L. Doorley, III
    Ralph R. Simon

        The Board of Directors has determined that each member of the Audit Committee satisfies the independence standards applicable to Audit Committee members under applicable law and NASDAQ listing standards and that each Audit Committee member had sufficient knowledge of financial and auditing matters to serve on the Audit Committee. The Board further determined that Mr. Peters qualified as an audit committee financial expert as defined in the Exchange Act and the NASDAQ listing standards.

        In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of:

  •
  the quality and integrity of the Company's financial statements;

  •
  the effectiveness of internal control over financial reporting;

  •
  compliance with legal and regulatory requirements;

  •
  the qualifications and independence of the Company's independent registered public accounting firm;

  •
  the performance of the independent registered public accounting firm, and

  •
  other duties as directed by the Board.

        The Audit Committee selects, engages, compensates and oversees the work of the independent registered public accounting firm and pre-approves all services performed by them. The committee's primary duties include reviewing and confirming the independence of the independent registered public accounting firm and approving the scope of their annual audit activities as well as their fee for services, and pre-approving non-audit related services, if any, performed by the independent registered public accounting firm. The committee also reviews the annual audit results and makes a recommendation to the Board about including the results in the annual report to stockholders. The committee is also responsible for reviewing and assessing the objectivity, effectiveness and resources of the Company's internal audit function and appraising the scope and adequacy of the Company's financial reporting activities, as well as the accounting standards and principles followed, and for reviewing and approving the company's ethics and compliance policies.

        The Audit Committee met seven times during 2006 and all of the committee members attended at least 75% of the meetings.

        The Board has adopted an Audit Committee Charter which is available on its website at www.natrol.com in the "Investor Relations" section.

AUDIT COMMITTEE REPORT

        The Audit Committee received from Stonefield Josephson, Inc., the Company's independent registered public accounting firm, the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as adopted by the Public Company Accounting Oversight Board, and has discussed with them their independence from the Company and its management. The Audit Committee also considered whether the provision of any non-audit services to the Company is consistent with maintaining independence and determined that it was.

        The Audit Committee discussed and reviewed with Stonefield Josephson, Inc., the matters required to be discussed by the statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board. With and without management present, the Audit Committee also discussed and reviewed the results of the independent registered public accounting firm's examination of the financial statements.

        The Audit Committee reviewed with management and with the independent registered public accounting firm the audited financial statements of the Company for the fiscal year ended December 31, 2006. While the Audit Committee oversees the Company's financial reporting process for the Board of Directors, the management of Natrol has primary responsibility for financial reporting, including the Company's system of internal controls, and for the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles. In addition, the company's independent registered public accounting firm, and not the Audit Committee, is responsible for auditing the Company's financial statements and reporting their findings to the Audit Committee.

        Based upon the above-mentioned review and discussions with management and with the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

        The Audit Committee has appointed Stonefield Josephson, Inc. to serve as the Company's independent registered public accounting firm for fiscal 2007.

Respectfully submitted by the Audit Committee
James R. Peters (Chairman) Dennis W. DeConcini Thomas L. Doorley, III Ralph R. Simon

2006 and 2005 Audit and Other Fees

        The following table summarizes the aggregate fees billed by the Company's independent registered public accounting firm, Stonefield Josephson, Inc., for 2006 and 2005 for the following professional services:

	2006	2005
Audit Fees(a)	$227,762	$262,647
Audit-Related Fees	—	—
Tax Fees(b)	—	—
All Other Fees	—	—
Total	$227,762	$262,647

(a)
Fees for audit services billed in 2006 and 2005 consisted of:

  •
  audit of our annual financial statements;

  •
  reviews of our quarterly financial statements; and

    •
    statutory and regulatory audits, consents and other services related to SEC matters.

(b)
A professional service firm other than Stonefield Josephson, Inc. provided other tax consulting and preparation services.

Pre-Approval of Audit and Non-Audit Services

        In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and the Company's management to confirm that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC and implemented by the Sarbanes Oxley Act of 2002, as well as by the rules and regulations of the American Institute of Certified Public Accountants.

        Under its charter, the Audit Committee must pre-approve all audit and permitted non-audit services provided by the independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. Each year, at the same time that the Audit Committee approves the retention of the independent registered public accounting firm to audit the Company's financial statements and its fee for such services, the committee evaluates the audit services and other known potential engagements of the independent registered public accounting firm, including the scope of audit related services, tax services and other services proposed to be performed, and the proposed fees for such services, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm's independence from management.

        Since May 6, 2003, the effective date of the SEC rules stating that an auditor is not independent of an audit client unless the services it provides to the client are appropriately approved, each new engagement of our independent registered public accounting firm has been approved in advance by the Audit Committee.

INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

Information about our Directors

        Below is information about the Company's Board of Directors as of October 19, 2007, including the two Class III directors nominated for re-election at the annual meeting.

Name	Age	Director Since	Position
Elliott Balbert	62	1980	Executive Chairman and Director
Wayne M. Bos	41	2006	President, Chief Executive Officer and Director
Dennis W. DeConcini(1)(2)(3)	70	1999	Director
Thomas L. Doorley, III(1)(2)(3)	63	2006	Lead Director
Joel A. Katz	63	2006	Director
James R. Peters(1)(2)(3)	61	2006	Director
Ralph R. Simon(1)(2)(3)	60	2006	Director

(1)
Member of Audit Committee.

(2)
Member of Compensation Committee.

(3)
Member of Governance and Nominating Committee.

        Elliott Balbert, Executive Chairman. Mr. Balbert is a Class III Director. If re-elected to the Board at the annual meeting, his term will expire in 2010. Mr. Balbert founded the company in 1980 and served as President, Chief Executive Officer and Chairman of the Board until March 2006, when he became Executive Chairman. He has been actively involved in the dietary supplement industry for more than 25 years. Mr. Balbert is currently a board member of the Dietary Supplement Education Alliance (DSEA), where he also served as the first President, the Vitamin Angel Alliance and Board of Regents of Bastyr University. Mr. Balbert is active in lobbying efforts on behalf of the dietary supplement industry, including providing testimony before Congress and hosting bi-partisan caucuses in the House of Representatives.

        Wayne M. Bos, President, Chief Executive Officer and Director. Mr. Bos is a Class I Director. His term expires in 2008. Mr. Bos joined the company in February 2006 and has held his current executive officer positions since March 2006. Since 2004, Mr Bos has served as a director of Ansett Flight Simulator Centre, an Australian private company. Since 2001, Mr. Bos has served as a director and CEO of Dama Equities, a private investment company. During 2001, Mr. Bos served as a director and CEO of Tomorrow Corporation, an Australian public investment company in the information technology industry. From 1998 to 2001, Mr. Bos was a director and CEO of Sausage Software, an Australian public company. From 1996 to 1999, Mr. Bos was the director of Symex, a management buyout of Uniqema from Imperial Chemical Industries. From 1988 to 1998, Mr. Bos founded and developed Technology Business Integrators and Spectre Management, two technology management, consulting and project management businesses.

        Dennis W. DeConcini, Director. Mr. DeConcini is a Class III Director. If re-elected to the Board at the annual meeting, his term will expire in 2010. Mr. DeConcini has served on the Board since 1999 and currently serves as the Chairman of the Governance and Nominating Committee. He is a partner in the lobbying firm of Parry, Romani and DeConcini, P.C., as well as a partner of the law firm DeConcini, McDonald, Yetwin & Lacy, P.C, positions he has held since 1995. From 1977 to 1995, Mr. DeConcini served as a United States Senator from Arizona.

        Thomas L. Doorley, III, Director. Mr. Doorley is a Class I Director. His term expires in 2008. Mr. Doorley has served on the Board since 2006 and currently serves as the Chairman of the Compensation Committee and as the Lead Director for executive sessions of the independent directors. He is a founding partner and CEO of Sage Partners, a strategic leadership and governance advisory firm, a position he has held since June 2001. From 1984 to June 2001, Mr. Doorley was a partner at Deloitte & Touche LLP (previously Touche Ross). From 1977 to 1984, Mr. Doorley was a founder and managing partner of Braxton Associates, which merged with Touche Ross (later to become Deloitte & Touche LLP). Mr. Doorley also serves as a board member for StratBridge (US) and Advance Ticketing Systems (UK) and is on the Dean's Advisory Board at The Pennsylvania State University, where he chairs the Chemical Engineering Committee.

        Joel A. Katz, Director. Mr. Katz is a Class I Director and his term expires in 2008. Mr. Katz has served on the Board since 2006. He is currently co-managing stockholder and global chair of the international entertainment practice at Greenberg Traurig, LLP, Atlanta, a position he has held since July 1998. He is a leader in the field of entertainment law.

        James R. Peters, Director. Mr. Peters is a Class II. Director and his term expires in 2009. Mr. Peters has served on the Board since 2006 and currently serves as the Chairman of the Audit Committee. He has a distinguished 35-year career in the audit practice of Ernst & Young where he worked with public and private companies in diverse industries from August 1971 to July 2006. He also currently serves on the Board of Directors of FzioMed, Inc. Mr. Peters served as a faculty member of the Directors' Certification Program at the Anderson School of Business of the University of California, Los Angeles, from 1999 to 2005 and as Advisory Board member of the Entrepreneurial

Studies Program of the University of Southern California from 1997 to 2003. He has been a frequent speaker on entrepreneurship, mergers and acquisitions and audit committee best practices.

        Ralph R. Simon, Director. Mr. Simon is a Class II Director. His term expires in 2009. Mr. Simon is the Chairman Emeritus of The Mobile Entertainment Forum—Americas, a position he has held since 2005. Since 2004, Mr. Simon also has served as President and CEO of The Mobilium Group—London. From 1999 to 2003, he served as Chairman and CEO of Yourmobile/Moviso. In 1998, he co-founded and funded Yourmobile/Moviso, the first ring tone company in the United States, Great Britain, and Europe, now known as Infospace Mobile.

Information about our Executive Officers

        Below is information about the Company's executive officers as of October 19, 2007.

Name	Age	Position
Elliott Balbert	62	Executive Chairman and Director
Wayne M. Bos	41	President, Chief Executive Officer and Director
Craig D. Cameron	51	Chief Operating Officer
Dennis R. Jolicoeur	59	Chief Financial Officer, Treasurer and Executive Vice President
Steven S. Spitz	39	Vice President and General Counsel
Michael S. Surmeian	43	Vice President of Sales

        The Company's executive officers are elected by and serve at the discretion of the Board of Directors. Set forth below is a brief description of the business experience of all executive officers, with the exception of Messrs. Balbert and Bos, whose business experience is set forth above.

        Craig D. Cameron, Chief Operating Officer. Mr. Cameron joined Natrol in February 2006 and has served in his current position since April 2006. From July 2004 to December 2005, Mr. Cameron served as Chairman and CEO of Quipoz Pty Ltd, a software services company. From March 2004 to February 2006, he was also CEO of RoamAD Pty Ltd, a wireless network software company. From April 2003 to March 2004, Mr. Cameron was principal of Navda Pty Ltd, a technology consulting company. During this same period, he was also Director of Newport Capital, a technology advisory firm. From August 1994 to April 2003, he held a number of senior executive positions with Telstra Corporation, an Australian telecommunications company. His positions included Group Director Strategy, Marketing and Business Development, Managing Director Wireless Data, CEO of Advantra Pty Ltd, an IT service joint venture with IBM Corporation, and Chief Operating Officer of Telstra Multimedia. Prior to 1994, Mr. Cameron served in various executive positions with NCR Corporation for 16 years in the US, Canada, Japan, New Zealand and Australia, where his positions included Head of Strategy for NCR Corporation and Managing Director of NCR Japan.

        Dennis R. Jolicoeur, Chief Financial Officer, Treasurer and Executive Vice President. Mr. Jolicoeur has served in his current positions since July 1996. Mr. Jolicoeur served as a member of Natrol's Board of Directors from 1996 until 2006. From 1993 to 1996, Mr. Jolicoeur was a principal of Gardiner & Rauen, Inc., an investment banking firm. Prior to 1993, Mr. Jolicoeur operated several businesses, mostly in the printing and publishing industries.

        Steven S. Spitz, Vice President and General Counsel. Mr. Spitz has served in his current positions since July 2004. From November 2003 to June 2004, Mr. Spitz served as Vice President and Senior Counsel of the Company and from September 2002 to November 2003, Mr. Spitz was a partner in the law firm of Riordan & McKinzie and later at Bingham McCutchen, LLP. Prior to September 2002, Mr. Spitz was an associate with Riordan & McKinzie. From June 2001 to November 2003, Mr. Spitz served as outside counsel to the Company.

        Michael S. Surmeian, Vice President of Sales. Mr. Surmeian has served in his current position since December 2005. From June 2002 to December 2005, Mr. Surmeian served as Vice President of Retail Sales. From 2000 to June 2002, he served as Director of Sales Administration and from 1998 to 2000, Mr. Surmeian served as Director of Finance. From 1988 to 1998, Mr. Surmeian was a Senior Manager with Ernst & Young, LLP.

Family Relationships

        There are no family relationships between any of our directors and executive officers.

Related Party Transactions

        In February 2006, we entered into an agreement for the lease of a residence with an unrelated third party on behalf of Wayne M. Bos, our President and CEO. Under the lease, Natrol agreed to make monthly lease payments of $12,000, which sum was then deducted from Mr. Bos' salary. During fiscal 2006, we made aggregate payments under the lease of $127,200 and made a security deposit payment of $12,000, which were deducted in full from monies owed to Mr. Bos.

Review, Approval or Ratification of Transactions with Related Persons

        The Board of Directors adopted a written policy requiring that all transactions with related persons be approved or ratified by the Audit Committee. A related person means any director, director nominee, executive officer or any immediate family member of any director or executive officer. A transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements or relationships, in which:

  •
  the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year;

  •
  Natrol is a participant; and

  •
  any related party has or will have a direct or indirect material interest.

        The Audit Committee generally reviews in advance all material facts of all interested transactions and either approves or disapproves of the entry into the transaction. If advance Audit Committee approval of an interested transaction is not feasible, then the transaction is considered and voted upon by the Audit Committee at its next regularly scheduled meeting. In determining whether to approve or ratify a transaction with a related person, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction.

COMPENSATION OF DIRECTORS AND EXECUTIVES

Compensation Discussion and Analysis

Introduction.

  Compensation Committee Members and Role of Compensation Committee.

        The Compensation Committee consists of at least three "independent" directors as defined by the NASDAQ corporate governance listing standards. Each member of the Compensation Committee serves until the earlier to occur of his or her resignation or removal or the election and qualification of such member's successor. The Board of Directors designates a member of the Compensation Committee to serve as chairperson. Mr. Doorley currently serves as the chairman of the committee.

        The Compensation Committee:

  •
  in conjunction with the Company's CEO, develops the executive compensation philosophy, policies and programs;

  •
  reviews and recommends to the Board of Directors all compensation paid to executive officers and directors;

  •
  oversees the annual cash bonus plan and stock option plan; and

  •
  annually conducts self-evaluations and reviews the Compensation Committee Charter.

        The Compensation Committee meets at least four times each year and at such other times as is necessary. The chairman directs all meetings and sets the agendas for the meetings. Any member of the Compensation Committee or the CEO may call a meeting of the committee. The Compensation Committee may request that any of the Company's officers or other employees, or any other persons whose advice and counsel are sought by the committee, attend any meeting to provide such pertinent information as the committee requests.

        The Compensation Committee may delegate authority to act upon specific matters within determined parameters to a subcommittee consisting of any committee members or executive officers. As discussed below, the Compensation Committee has delegated to the CEO the power to grant stock options to officers and employees who are not executive officers in accordance with committee-established guidelines.

        In the past, the Compensation Committee has not used a compensation consultant to assist it in reviewing or establishing executive officer compensation. However, as the Company grows and changes the Compensation Committee has on its agenda to consider utilizing such an advisor.

        The Compensation Committee operates in accordance with the Compensation Committee Charter, which is available on the Company's website at www.natrol.com.

  Role of Executive Officers in Compensation Decisions.

        The Compensation Committee relies on senior management, especially our CEO, COO and CFO, to develop a comprehensive compensation recommendation. The CEO and COO review annually the performance of the executives and other officers, with a focus on the core functional personnel, namely, our CFO, General Counsel and heads of sales, marketing, R&D and operations. Based on such evaluations, the CEO and COO recommend to the Compensation Committee the base salaries and other compensation payable to these officers. This recommendation is reviewed and discussed by the Compensation Committee. In addition, the Compensation Committee receives ongoing performance related input during the course of the year from our CEO, COO and CFO to enable the committee to react to the annual recommendation effectively. This is consistent with our Board of Directors' goal of operating as a decision-ready board.

        Additionally, the Compensation Committee reviews the annual performance of the CEO. This assessment process is led by our Lead Director. The process focuses on the Company's strategic plan and objectives, over a two to three year time frame, with special focus on the first year. During 2006, the emphasis was on restoring our base businesses to profitability and stability. As we make progress in accomplishing these goals, the Compensation Committee is shifting its assessment focus to incorporate continued profitability with renewed revenue growth.

        Presently, our CEO, COO and General Counsel ordinarily attend Compensation Committee meetings. These individuals are excused from any discussion regarding their own compensation.

        The Compensation Committee has delegated to the CEO the ability to grant stock options to officers and employees (other than executive officers) under our 2006 stock option and incentive plan pursuant to committee-established guidelines. The maximum shares available for grant or award under the guidelines is 1,000,000 shares. The minimum exercise price for each option is the closing price on NASDAQ on the grant date, which for new employees is the first day of employment. The term of each option is six years. The options vest quarterly over five years for each initial grant and quarterly over three years for each subsequent grant. The maximum stock option award for any employee that may be granted under the guidelines is either 100,000 or 25,000 depending upon the responsibility of the employee.

  Compensation Committee Activities in 2006 and 2007.

        Last year was a significant year of transition for the Compensation Committee in terms of its composition and role in compensation decisions and policies. In 2006, Messrs. Doorley, Peters and Simon were appointed to the Compensation Committee replacing two previous committee members.

        With the Company on a low growth revenue trajectory, and negative profitability, we recruited key new members (CEO and COO) of our management team. The charter developed with the new team included stabilizing our base business operations and return to profitability. We achieved such a turnaround in 2006. Bonuses, as described below were modest as a percentage of total compensation since profitability achieved was also modest. Compensation for our Board of Directors was reset to emphasize an active, engaged, decision-ready perspective.

        In addition, the committee took the following key actions during 2006 and through the first quarter of 2007:

  •
  the compensation of our new CEO (including the award of options to purchase 6,029,500 shares of our common stock);

  •
  the compensation of our new COO;

  •
  our 2006 bonus incentive compensation plan;

  •
  our 2006 stock option and incentive plan;

  •
  a new compensation program for non-employee directors;

  •
  a revised Compensation Committee Charter;

  •
  stock option guidelines for CEO grants to new and existing employees; and

  •
  executive officer base salaries for 2007.

        The Compensation Committee will continue to evaluate our compensation philosophies, program and practices and make recommendations to our Board of Directors as appropriate. In 2007, the compensation assessment process for our executive officers will emphasize maintaining profitable operations with an added element of revenue growth, as well as our strategic plans to make strategic acquisitions and expand our international operations.

Executive Compensation Program.

  Objectives of Executive Compensation Program.

        Our executive compensation program is designed to achieve the following objectives:

  •
  attract and retain talented executive officers through a competitive compensation package;

  •
  link Company and individual performance with compensation earned;

  •
  motivate and reward executive officers consistent with our values and strategic plans; and

  •
  align the interests of our executive officers and stockholders.

        As a publicly held Company, we recognize the importance of creating value for our stakeholders—investors, employees, customers and the community at large. Thus, we intend to continually review and develop our compensation process and programs to meet the needs of these stakeholders.

  Impact of Performance on Compensation—Base Salaries and Cash Bonuses.

        We adjust executive officer base salaries and determine whether any cash bonuses will be made primarily based upon an annual review of performance led by our CEO and COO. The annual appraisal process incorporates both performance of the executive officer within the applicable department and across the Company as a whole. Company performance is defined by metrics relating to growth and profitability. Our CEO and COO develop a set of recommendations for discussion and review with the Compensation Committee and the Board of Directors for approval.

        The Compensation Committee makes decisions regarding compensation for our CEO, COO, Chairman and other executive officers and then prepares a recommendation for approval by the full Board. The Compensation Committee stays in active contact with these executives throughout the year, and thus is able to lead the annual process from a decision-ready perspective.

        In the first part of each year, the CEO recommends to the Board and the Board of Directors develops and approves an annual cash bonus plan, including payout ratios and targets. Overall company performance relative to predetermined plans and targets determines whether bonuses will be paid and their size.

        For 2006, bonus compensation decisions were made as follows:

  •
  For new members of the management team, a competitive cash/current income basis, and options based equity participation to allow these influential team members to share in the upside of performance results they helped to create. Two new team members, our CEO and COO were included.

  •
  For all existing and new members of the management team, a bonus pool was created to align behavior with the goal of returning the base businesses to profitability. A portion of the eligible bonus was paid to eligible employees since the Company did return to (modest) profitability for the year and during each quarter.

  Benchmarking of Compensation.

        In the future, our Board of Directors anticipates benchmarking executive officer compensation. During 2006, we did not engage in formal benchmarking of executive officer compensation versus any competitors or any peer group. However, in the course of retaining new management team members we were able to gauge our proposed levels of compensation and judged them to be consistent with companies in the consumer products space and of comparable scale.

        In 2006, in connection with our appointment of several new Board members, we gathered and analyzed benchmarking data for non-employee Director compensation from several sources, including the National Association of Corporate Directors (NACD). We reviewed non-employee Director compensation of consumer products related companies with a market capitalization and sales similar to our central characteristics.

  Elements of Compensation.

        Our current compensation program consists of the following elements, all of which are evaluated annually:

Pay Element		What the Pay Element Rewards		Purpose of the Pay Element
Base Salary		Core competence in the executive role relative to skills, experience and contributions		Provides fixed compensation based on competitive market practice
Annual Cash Bonus		Contributions toward our achievement of specified pre-tax earnings		•	Provides annual performance-based cash incentive compensation
				•	Provides focus on meeting annual goals that lead to increased market valuation
				•	Motivates achievement of critical annual performance metrics
Stock Options		• •	Sustained stock price appreciation Continued employment with the company over a 5-year/3-year vesting period	• • • •	Provides annual performance-based equity incentive compensation Executive ownership of our stock Aligning of the executives' interests with those of stockholders Executive officer retention
Perquisites
• •	Chairman only: life insurance Chairman and CFO only: company car or car allowance	These benefits are part of long term compensation arrangements awarded to such employees; benefits have not been provided to subsequently hired executives		• •	Additional compensation benefits Executive officer retention
Welfare Benefits
•	Participation in employee benefit plans generally available to our employees, including 401(k), medical, dental and vision	These benefits are part of our broad-based total compensation programs		• •	Additional compensation benefits Executive officer retention
Change in Control Benefits
•	Change of control arrangements with select executive officers: change of control bonus payment equal to one year's base salary	Reward executive officers when company successfully consummates a change of control transaction		• •	Provides incentive to consummate company changes of control Change of control arrangements: make transactions neutral to executive officers economic interests
•	All employee option agreements, provide for vesting of 50% of any unvested options and stock appreciation rights and all other awards upon a change of control

        Each executive officer's current and prior compensation is considered in setting future compensation. In addition, we review the compensation practices of other companies. To some extent, our compensation program is based on the market and the companies in our industry with whom we compete. The elements of our plan (e.g., base salary, bonus and stock options) are clearly similar to the elements used by many companies. The exact base pay, stock grant, and salary cap amounts are chosen in an attempt to balance the objectives of all stakeholders, rewarding performance and attracting/retaining executive officers.

        2006 Compensation of Our New CEO.    In February 2006, our Board of Directors appointed Wayne M. Bos as a director and CEO and President designate. In connection with this appointment,

the Board of Directors, upon advice of the Compensation Committee, agreed to provide Mr. Bos with the following compensation:

  •
  $600,000 in base salary;

  •
  non-qualified stock options to purchase 6,029,500 shares of our common stock (representing beneficial ownership of approximately 29.7% of our common stock at October 19, 2007) with an exercise price of $2.282 per share (subject to obtaining stockholder approval of the grant);

  •
  eligibility to participate in our annual bonus compensation plan; and

  •
  one year award of $200,000 in interim housing and other transition expenses.

        The options are fully vested but are subject to the following restrictions on sale until February 2009:

  •
  1,000,000 shares are unrestricted;

  •
  1,000,000 shares may be sold at any time after the threshold share price is equal to or greater than $3.00 per share;

  •
  1,000,000 shares may be sold at any time after the threshold share price is equal to or greater than $3.50 per share;

  •
  1,000,000 shares may be sold at any time after the threshold share price is equal to or greater than $4.00 per share;

  •
  1,000,000 shares may be sold at any time after the threshold share price is equal to or greater than $4.50 per share; and

  •
  1,029,500 shares may be sold at any time after the threshold share price is equal to or greater than $5.00 per share.

        The "threshold share price" means that the closing price of our common stock equals or exceeds the relevant threshold for a period of thirty consecutive trading days.

        Our stockholders approved the option grant to Mr. Bos at our 2006 annual meeting of stockholders.

        In March 2006, the Company entered into an employment agreement with Mr. Bos. The employment agreement provides that employment is "at will" meaning that either the Company or Mr. Bos may terminate the employment relationship at any time and for any reason. The employment agreement does not provide for any specific termination benefits. During 2007, we anticipate amending the employment agreement with Mr. Bos and entering into an employment agreement with our Chairman.

        2006 Compensation of Our New COO.    The Board of Directors appointed Craig Cameron as Chief Operating Officer effective in April 2006. In connection with this appointment, the Board, upon advice of the Compensation Committee, agreed to provide Mr. Cameron with the following compensation:

  •
  $300,000 in base salary;

  •
  non-qualified stock options to purchase 200,000 shares of our common stock with an exercise price of $2.10 per share, vesting over three years;

  •
  non-qualified stock options to purchase 100,000 shares of our common stock with an exercise price of $2.00 per share to be granted after 120 days of employment, vesting over three years;

  •
  eligibility to participate in our annual bonus compensation plan; and

  •
  one year award of $75,000 in interim housing and other transition expenses.

        In addition, in July 2006, the Board of Directors approved a grant to Mr. Cameron of non-qualified stock options to purchase 300,000 shares of our common stock with an exercise price of $2.20.

  Base Salary.

        Executive officer compensation generally has been weighted towards base salary, with the opportunity to receive annual cash bonuses depending upon the Company's operating results. Executive officer base salaries are based on job responsibility and individual contributions, with reference to base salary levels of executives at similar companies in our industry.

        In February 2007, the Board of Directors, upon the recommendation of the Compensation Committee, approved the following base salaries for the Named Executive Officers for 2007:

Name	2007 Base Salary
Elliott Balbert Executive Chairman	$624,000
Wayne M. Bos President and Chief Executive Officer	$832,000
Craig D. Cameron Chief Operating Officer	$390,000
Dennis R. Jolicoeur Chief Financial Officer, Treasurer and Executive Vice President	$286,000
Steven S. Spitz Vice President and General Counsel	$260,000
Michael S. Surmeian Vice President of Sales	$208,000

  Annual Bonus Compensation Plan.

        Each year, the Board of Directors approves an annual bonus incentive compensation plan, which is administered by the Compensation Committee. Participants under the bonus plan are eligible to receive incentive cash bonus payments, depending upon the Company's operating results. The Compensation Committee selects participants based upon an individual's position and his or her potential impact on our business results and performance. The following table sets forth the categories of participants under the 2006 bonus incentive compensation plan and their eligible bonus, which is a percentage of the participant's base salary:

Participants		Eligible Bonus
•	officers and other highly compensated employees	25% of base salary
•	department directors and other similarly situated employees	15% of base salary
•	senior and other managers and personnel	10% of base salary

        In 2006, the financial measure used to determine annual incentive cash payments was earnings, before bonuses, interest and income taxes, or EBIT, subject to adjustment for any unusual and/or non-recurring significant revenues or expenses. Participants under the bonus plan were eligible to receive the following bonus awards:

Corporate Earnings Target	Cash Bonus Award (percent of Eligible Bonus paid)
$10,0000,000	150%
9,000,000–9,999,999	140%
8,000,000–8,999,999	130%
7,000,000–7,999,999	120%
6,000,000–6,999,999	110%
*5,000,000–5,999,999	100% of eligible bonus
4,000,000–4,999,999	75%
3,000,000–3,999,999	50%
2,000,000–2,999,999	25%
1,000,000–1,999,999	20%
$0–999,999	15%

*
Corporate Goal

        In February 2007, the Compensation Committee approved payment of a 15% bonus award to participants, including executive officers, as a result of achieving EBIT of $482,000 in fiscal 2006. The Company paid a total of $134,000 to participants under the bonus plan for 2006.

  Stock Options and Stock Option Grant Policy.

        Stock options have not been a significant component of the Company's executive compensation program, other than with respect to the options granted in 2006 to Messrs. Bos and Cameron as part of their negotiated hire. The Company believes its option grant policy is consistent with the executive compensation objectives discussed previously.

        Subject to certain exceptions set forth below and option grants for new employees, stock option grant dates are planned well in advance of any actual grant. Regarding usual grants for existing employees, the timing of each grant is determined months in advance to coincide with a scheduled meeting of the Board of Directors and the Compensation Committee. Except in unusual circumstances, options are not granted at other dates. The grant date is established when the Compensation Committee approves the grant and all key terms have been determined. The exercise price of each stock option grant is at a minimum equal to the market closing price on the grant date. Option grant prices for new employees are determined using the market price of the Company's common stock at the close of trading on the day the individual formally commences work at the company. To provide incentive to the individual to stay results-oriented, the exercise price of the options is set at a higher price.

  Change of Control Arrangements.

        Change of Control Bonus Plan.    In 2005, the Board of Directors adopted a change of control bonus plan for executive officers, which currently covers our CFO, General Counsel and Vice President of Sales. No other executive officers are covered by the plan. In the second quarter of 2007, the Board of Directors reevaluated the change of control bonus plan and adopted certain changes. The plan provides that in the event of a change of control, the above-named individuals would be entitled to receive a cash bonus equal to one-year's salary in the event that their employment is terminated without cause within a certain period of time following such change of control.

        Change of Control Provision in Equity Incentive Plans.    The stock option and incentive plans also contain a change of control provision. This provision applies equally to all participants in the plans, although the Compensation Committee may remove this provision from any particular stock option agreement with a participant at the time of grant. The provision provides that in the event of a change of control, 50% of the unvested options and any stock appreciation rights that are not exercisable and all other awards become fully exercisable and vested. All director awards under the plans become 100% vested upon a change of control.

Compensation Committee Report

        The Compensation Committee reviewed and discussed with management the compensation discussion and analysis required by SEC rules and relied on management's representation that the compensation discussion and analysis presented in above was prepared with integrity and objectivity in conformity with SEC rules. Based upon such review and discussion, we recommended to the Board of Directors that the compensation discussion and analysis be included in this proxy statement.

The Compensation Committee
Thomas L. Doorley, III (Chairman) Dennis W. DeConcini James R. Peters Ralph R. Simon

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is, or has been, an officer or employee of Natrol. None of our executive officers currently serves on the compensation committee of any other company or board of directors of any other company of which any member of the Compensation Committee is an executive officer.

2006 Summary Compensation Table

        The following table summarizes the compensation information for our Named Executive Officers.

Name and Principal position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)		Non-equity incentive Plan compensation (2)	All Other compensation ($) (3)		Total ($)
Elliott Balbert Executive Chairman	2006	600,000	—	—		22,500	40,524	(4)	663,024
Wayne M. Bos President and Chief Executive Officer	2006	473,077	—	272,000	(5)	17,740	161,534	(6)	924,351
Craig D. Cameron Chief Operating Officer	2006	256,730	—	515,855		9,627	70,111	(7)	852,321
Dennis R. Jolicoeur Chief Financial Officer, Treasurer and Executive Vice President	2006	274,159	—	—		10,294	12,065	(8)	296,510
Steven S. Spitz Vice President and General Counsel	2006	249,553	—	—		9,358	820		259,731
Michael S. Surmeian Vice President of Sales	2006	199,754	—	—		7,491	820		208,065

(1)
The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to option grants in fiscal 2006 in accordance with FAS 123R. The fair value of all options in this column, other than those awarded to Wayne Bos, was calculated using a Black Sholes methodology. The assumptions of the Black-Scholes valuation method are discussed in notes 1 and 6 of the consolidated financial statements in Item 8 of our annual report on Form 10-K filed with the SEC on March 31, 2007.

(2)
Amounts in this column were paid to the named executive officers in February 2007.

(3)
Company matching contributions according to the terms of our 401(k) plan are included in this column, other than with respect to Messrs. Bos and Cameron.

(4)
Represents $32,772 in life insurance benefits and $6,431 in benefits for the use of a company car.

(5)
Mr. Bos was awarded options to purchase 6,029,500 shares of our common stock in conjunction with his initial employment. Due to a number of factors, including the size of the grant in relation to the total shares outstanding, the trading volume of our common stock, Mr. Bos' ability to resell the shares, and the control factor, which the size of the grant implies, consultants used a Monte Carlo method to value Mr. Bos' options. We used the services of well-credentialed valuation consultants to perform the valuation of Mr. Bos' options. These consultants developed multiple scenarios, including continuing operation and sale scenarios, to assess the potential to create stockholder value over the term of the options. The resulting Monte Carlo analysis gave rise to a range of fair values for which the mean amount was utilized in valuing the options.

(6)
In addition to his base compensation of $600,000 per annum, Mr. Bos received a supplement amounting to $200,000 to be paid during the course of his first year of employment. The purpose of the supplement was to pay Mr. Bos for certain unspecified transition expenses. During 2006, $161,534 of the $200,000 award was paid.

(7)
In addition to his base compensation of $300,000 per annum, Mr. Cameron received a supplement amounting to $75,000 to be paid during the course of his first year of employment. The purpose of the supplement was to pay Mr. Cameron for certain unspecified transition expenses. During 2006, $70,111 of the $75,000 award was paid.

(8)
Represents an amount paid to Mr. Jolicoeur to reimburse him for automobile expenses and certain taxable benefits.

2006 Grants of Plan-Based Awards

        The following table sets forth information concerning the grants of cash-based awards made in 2006 under our 2006 bonus incentive compensation plan. No equity incentive plan awards here made to the Named Executive Officers during fiscal year 2006.

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)(2)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Elliott Balbert	N/A	22,500	150,000	225,000
Wayne M. Bos	N/A	17,740	118,269	177,404
Craig D. Cameron	N/A	9,627	64,183	96,274
Dennis R. Jolicoeur	N/A	10,294	68,540	102,810
Steven S. Spitz	N/A	9,358	62,388	93,582
Michael S. Surmeian	N/A	7,491	49,939	74,908

(1)
The amounts shown in the threshold, target and maximum columns reflect the minimum, target and maximum amounts payable under the 2006 bonus incentive compensation plan. The threshold payment is 15% of the target payment and the maximum payment is 150% of the target payment. For more information on the 2006 bonus incentive compensation plan, please see the section "Annual Bonus Compensation Plan."

(2)
Each participant earned the threshold amount for 2006. The cash payment was made in February 2007.

Outstanding Equity Awards at 2006 Fiscal Year-End

        The following table provides information concerning stock options held by the Named Executive Officers at December 31, 2006.

Option Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unxercisable	Exercise Option Price ($)	Option Expiration Date	Outstanding Vesting Dates
Elliott Balbert	—	—	—	—	—
Wayne M. Bos	6,029,500	—	2.28	02/14/2011	Vested
Craig D. Cameron	25,000 16,667 50,001	275,000 83,333 149,999	2.20 2.00 2.10	07/07/2012 06/21/2012 03/09/2016	25,000 vest quarterly through July 2009 8,333 vest quarterly through June 2009 16,666 vest quarterly through March 2009
Dennis R. Jolicoeur	74,100 400,000 95,000	— — —	1.35 1.88 1.94	05/28/2012 02/01/2011 08/21/2010	Vested Vested Vested
Steven S. Spitz	14,581 13,750	10,419 11,250	2.95 2.76	02/01/2015 06/08/2014	2,083 vest quarterly through February 2008 1,125 vest quarterly through June 2009
Michael S. Surmeian	5,000 50,000 25,000 1,000 10,000 15,000 25,000	10,000 — — — — — —	1.74 1.45 1.32 1.50 4.00 6.03 10.40	12/09/2015 05/03/2012 05/01/2011 12/31/2010 04/27/2010 04/28/2009 04/20/2008	1,250 vest quarterly through December 2008 Vested Vested Vested Vested Vested Vested

2006 Option Exercises and Stock Vested Table

        No Named Executive Officer exercised any stock options in 2006.

Potential Payments upon Termination or Change of Control

        Natrol entered into agreements with certain of its Named Executive Officers that provide for the payment of severance benefits upon change of control, provided the Named Executive Officer is terminated within a certain period of time following such change of control. Severance payments made to these Named Officers, when their employment is terminated without cause, includes payment of one time the sum of their annual salary. We believe these agreements are a fair reward for hard work and value creation, assist us in retaining these executives, and provide incentives for them to remain with us during periods of uncertainty at the end of which such executives may not be retained. The Named Executive Officers with change of control agreements, as well as the value of potential payments upon a change in control, are presented in the table below. The change of control agreements do not provide benefits if employment is terminated for cause, death or disability or if employment is voluntarily terminated by the Named Executive Officer without cause. Messrs. Balbert, Bos and Cameron do not have Change of Control agreements.

Name	Change of Control Cash Bonus
Dennis R. Jolicoeur Chief Financial Officer, Treasurer and Executive Vice President	$286,000
Steven S. Spitz Vice President and General Counsel	$260,000
Michael S. Surmeian Vice President of Sales	$208,000
Total	$754,000

Director Compensation for 2006

        The following table provides information concerning the 2006 compensation of our non-employee directors.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Dennis W. DeConcini	18,000	51,589	—	69,589
Thomas L. Doorley, III	14,750	184,714	—	199,464
Joel A. Katz	5,000	74,656	—	79,656
James R. Peters	10,000	128,812	—	138,812
Ralph R. Simon	10,000	178,781	—	188,781
Vernon Brunner(3)	8,000	—	—	8,000
Ronald Consiglio(3)	5,750	—	—	5,750

(1)
The Company does not provide additional compensation to directors who are also employees.

(2)
The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to option grants in fiscal year 2006 in accordance with FAS 123R. The fair value of all options in this column was calculated using a Black Sholes methodology. The assumptions of the Black-Scholes valuation method are discussed in notes 1 and 6 of the consolidated financial statements in Item 8 of our annual report on Form 10-K filed with the SEC on March 31, 2007

(3)
Messrs. Brunner and Consiglio served as directors for only a portion of 2006.

Grant Date Values

Name	Grant Date	Option Shares (#)	Grant Date Fair Value ($)
Dennis W. DeConcini	4/28/06	45,833	1.13
Thomas L. Doorley, III	2/14/06 4/28/06	25,000 135,833	1.27 1.13
Joel A. Katz	9/6/06	150,000	0.50
James R. Peters	7/3/06	150,000	0.85
Ralph R. Simon	4/28/06	158,833	1.13

        Non-Employee Director Compensation Program.    In April 2006, our Board of Directors, acting upon the recommendations of the Compensation Committee of the Board of Directors, approved changes to the non-employee director compensation program for service on the Board, effective on July 1, 2006. The following details the non-employee director compensation program:

Annual Cash
Retainer Fee:	$20,000 ($5,000 per quarter)
Stock Options:	150,000 non-qualified stock options over 3 years vesting quarterly(1)

(1)
The number of options granted to newly elected non-employee directors and vesting of such options is pro-rated depending upon the remaining term of office (class) for which the director has been elected.

        The annual cash retainer fee is payable at the beginning of each quarter. Non-employee directors do not receive separate meeting fees or fees for service as committee chairs. The options vest quarterly over the remaining term of office of each board member. The term of the options is ten years from the date of grant for any option granted under the 1996 stock option and grant plan and six years for any option granted under the 2006 stock option and incentive plan. The option grants also are subject to the terms of the applicable option plan and individual non-qualified stock option agreements. In addition, we reimburse each non-employee director for his or her reasonable expenses for attending board, committee and stockholder meetings, as well as for certain expenses related to service on the board.

Equity Compensation Plan Information

        The following table sets forth the shares of our common stock authorized for issuance under our equity compensation plans at December 31, 2006.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	8,618,256	$2.32	3,292,547
Equity compensation plans not approved by security holders	—	—	—

Total	8,618,256	$2.32	3,292,547

BENEFICIAL OWNERSHIP OF COMMON STOCK
BY DIRECTORS, OFFICERS AND CERTAIN OTHER OWNERS

        The following table sets forth information regarding the beneficial ownership of our common stock at October 19, 2007 by each person or entity known to beneficially own more than 5% of Natrol's common stock, each member of the Board of Directors, each named executive officer, and all executive officers and directors as a group.

        The number of shares of common stock "beneficially owned" by each person or entity is determined in accordance with SEC rules. Beneficial ownership includes any shares which the person or entity has sole or shared voting power or investment power and any shares which the person or entity has the right to acquire beneficial ownership within 60 days after October 19, 2007, including any shares which could be purchased by the exercise of stock options within 60 days after this date.

        Unless otherwise indicated below, to our knowledge all persons and entities listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, the address of each beneficial owner is: c/o Natrol, Inc., 21411 Prairie Street, Chatsworth, California 91311. We know of no agreements among our stockholders that relate to the voting or investment power over our common stock or any arrangement that may at a subsequent date result in our change of control.

        The percentages of common stock beneficially owned are based on 14,261,544 shares of our common stock outstanding at October 19, 2007.

	Shares Beneficially Owned
Name of Beneficial Owner
	Number	Percentage
Financial & Investment Management Group, LTD(1) 111 Cass Street Traverse City, MI 49684	1,604,493	11.3%
Heartland Advisors, Inc.(2)	1,410,998	9.9
William J. Nasgovitz(2) 789 North Water Street Milwaukee, WI 53202
Boston Partners Asset Management, L.L.C.(3) 28 State Street, 20th Floor Boston, MA 02109	1,231,210	8.6
EOS Partners L.P.(4) 320 Park Avenue New York, New York 10022	906,844	6.4
Elliott Balbert(5)	6,029,500	42.3
Wayne M. Bos(6)	6,029,500	29.7
Craig D. Cameron(7)	283,335	1.9
Dennis R. Jolicoeur(8)	569,100	3.8
Steven S. Spitz(9)	56,996	*
Michael S. Surmeian(10)	157,234	1.1
Dennis W. DeConcini(11)	129,212	*
Thomas L. Doorley, III(12)	104,583	*
Joel A. Katz(13)	107,140	*
James R. Peters(14)	70,000	*
Ralph R. Simon(15)	83,333	*
All executive officers and directors as a group (11 persons)(16)	13,638,683	62.5%

*
Less than 1% of the outstanding shares of our common stock.

(1)
Based solely on a Schedule 13G filed with the SEC on September 17, 2007. Financial & Investment Management Group, Ltd. is a registered investment advisor, managing individual client accounts. All shares are held in accounts owned by the clients of Financial & Investment Management Group, Ltd. Accordingly, Financial & Investment Management Group, Ltd. disclaims beneficial ownership. None of these clients hold more than five percent of the class.

(2)
Based solely on Amendment No. 2 to a Schedule 13G filed with the SEC on March 7, 2007. These shares may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 by (1) Heartland Advisors, Inc. by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time; and (2) William J. Nasgovitz, as a result of his ownership interest in Heartland Advisors, Inc., Heartland Advisors, Inc. and Mr. Nasgovitz each specifically disclaim beneficial ownership of these shares.

(3)
Based solely on Amendment No. 1 to a Schedule 13G filed with the SEC on February 14, 2007. Boston Partners Asset Management, L.L.C. holds all of the shares under management for its clients, who have the right to direct the receipt of dividends, to receive dividends from such shares and to receive the proceeds from the sale of such shares. None of these clients hold more than five percent of the common stock of the company.

(4)
Based solely on a Schedule 13G filed with the SEC on July 3, 2007. EOS General, the general partner of Eos Partners has the power to direct the affairs of Eos Partners, including decisions with respect to the receipt of dividends from, and the disposition of the proceeds from the sale of, the common stock. EOS General claims sole voting and dispositive power over the shares.

(5)
Includes 5,724,500 shares of our common stock owned by the Balbert Family Trust, a revocable trust of which Mr. Balbert and his wife, Cheryl Balbert, are trustees and of which Mr. and Mrs. Balbert and other members of their family are the beneficiaries. Also includes 305,000 shares of our common stock owned by Mr. Balbert's daughter, for which Mr. Balbert disclaims beneficial ownership.

(6)
Consists of 6,029,500 shares of our common stock subject to options exercisable within 60 days of October 19, 2007 and issued in the name of BDL Investment Trust, for which Praxis Trustees Ltd. serves as trustee. The beneficiaries of the trust are Mr. Bos and members of his family, including his wife and children. Mr. Bos currently serves on the board of directors of the trustee.

(7)
Includes 283,335 shares of our common stock which may be purchased by Mr. Cameron upon the exercise of stock options within 60 days of October 19, 2007. Excludes the following shares of common stock which may be acquired pursuant to unvested stock options: 175,000 shares which vest in quarterly installments of 25,000 shares through July, 2009; 58,334 shares which vest in quarterly installments of 8,333 shares through June 2009; and, 83,331 shares which vest in quarterly installments of 16,666 shares through March 2009.

(8)
Includes 569,100 shares our of common stock which may be purchased by Mr. Jolicoeur upon the exercise of stock options within 60 days of October 19, 2007.

(9)
Includes 7,500 shares of our common stock owned by Mr. Spitz and 49,496 shares of common stock which may be purchased by Mr. Spitz upon the exercise of stock options within 60 days of October 19, 2007. Excludes the following shares of common stock which may be acquired pursuant to unvested stock options: 2,087 shares which vest in quarterly installments of 2,087 shares through February, 2008; and 6,750 shares which vest in quarterly installments of 1,125 shares through June 2009; and 41.667 shares which vest in quarterly installments of 4,166 shares through May 2010.

(10)
Includes 21,234 shares of our common stock owned by Mr. Surmeian and 136,000 shares of common stock which may be purchased by Mr. Surmeian upon the exercise of stock options within

  60 days of October 19, 2007. Excludes 5,000 shares of common stock which may be acquired pursuant to unvested stock options which vest in quarterly installments of 1,250 shares through December 2008.

(11)
Includes 8,379 shares of our common stock owned by Mr. DeConcini and 120,833 shares of common stock which may be purchased by Mr. DeConcini upon the exercise of stock options within 60 days of October 19, 2007.

(12)
Includes 104,583 shares of common stock which may be purchased by Mr. Doorley upon the exercise of stock options within 60 days of October 19, 2007. Excludes the following shares of common stock which may be acquired pursuant to unvested stock options: 48,750 shares which vest in quarterly installments of 16,250 shares through June 2008; and, 7,500 shares which vest in quarterly installments of 2,500 shares through June 2008.

(13)
Includes 107,140 shares of our common stock which may be purchased by Mr. Katz upon the exercise of stock options within 60 days of October 19, 2007. Excludes 42,860 shares of common stock which may be acquired pursuant to unvested stock options which vest in quarterly installments of 21,428 shares through June 2008.

(14)
Includes 7,500 shares of common stock owned by Mr. Peters and 62,500 shares of common stock which may be purchased by Mr. Peters upon the exercise of stock options within 60 days of October 19, 2007. Excludes 87,500 shares of common stock which may be acquired pursuant to unvested stock options which vest in quarterly installments of 12,500 shares through July 2009.

(15)
Includes 83,333 shares of our common stock which may be purchased by Mr. Simon upon the exercise of stock options within 60 days of October 19, 2007. Excludes 75,500 shares of common stock which may be acquired pursuant to unvested stock options which vest in quarterly installments of 12,500 shares through June 2009.

(16)
Includes 7,564,570 shares of our common stock which may be purchased upon the exercise of stock options within 60 days of October 19, 2007. Excludes 615,529 shares of common stock which may be acquired pursuant to unvested stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires Natrol's officers and directors, and persons who own more than 10% of its outstanding shares of common stock to file initial reports of ownership and reports of changes in ownership with the SEC. These persons and entities also are required by SEC rules to furnish Natrol with copies of their Section 16(a) filings.

        Based solely on our review of the Section 16(a) reports provided to Natrol, or upon written representations from such persons and entities that no Section 16(a) reports were required, the company believes that during fiscal 2006 these persons and entities complied with all Section 16(a) filing requirements applicable to them except that: one transaction consisting of the acquisition of a stock option was reported late on Forms 4 filed by Messrs. DeConcini, Doorley and Cameron; and two transactions related to a Board appointment and the grant of a stock option was reported late on a Form 3 filed by Mr. Simon.

CODE OF ETHICS

        We have adopted a code of ethics as defined under SEC rules that applies to our CEO, CFO and Controller. The code of ethics is part of our Code of Business Conduct and Ethics and is publicly available on our website at www.natrol.com and in print to any stockholder who requests a copy from the Corporate Secretary of Natrol, Inc., 21411 Prairie Street, Chatsworth, California 91311. Any substantive amendment to the code of ethics or grant of any waiver, including any implicit waiver, from any provision of the code of ethics that applies to our CEO, CFO or Controller, will be disclosed on the Company's website or in a current report on Form 8-K in accordance with SEC rules.

        In accordance with NASDAQ listing standards and the Sarbanes-Oxley Act, Natrol has established procedures for employees to confidentially communicate their concerns to the Audit Committee about improper conduct or business practices involving the Company's accounting, internal controls or auditing processes. The concern may be anonymously communicated in writing by submitting a sealed, confidential memorandum to the Chairman of the Audit Committee, detailing the practices alleged to constitute improper accounting, internal controls or auditing. The confidential memorandum must be mailed to the Audit Committee Chairman, c/o General Counsel, 21411 Prairie Street, Chatsworth, California 91311. The General Counsel will forward the sealed, confidential memorandum to the Audit Committee Chairman. Alternatively, the concerned party may place an anonymous call to the Company's compliance hotline at 1-800-826-6762.

        The Chairman of the Audit Committee, or his or her designee, will evaluate the complaint within ten (10) days of receipt to determine whether an immediate investigation should take place, whether the matter can wait to be discussed at the next regularly scheduled committee meeting or whether it does not contain issues related to accounting, internal controls or auditing and should be reviewed by another committee. At the conclusion of any investigation, which must be completed within ninety (90) days of receipt of the complaint, a full report to the committee, along with suggested recommendations for corrective action, if any, will be made by the investigating party. A full report, along with recommendations, will then be given to the Board.

By Order of the Board of Directors

Loida C. Rubio SECRETARY

Chatsworth, California
November 2, 2007

Natrol, Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A    Election of Directors—The Board of Directors recommends a vote FOR the nominees listed.

1.
Nominees:
	For	Withhold		For	Withhold
01—Elliott Balbert*	☐	☐	02—Dennis W. DeConcini*	☐	☐
*
Each to be elected as Class III Director to hold office for a three-year term until the 2010 Annual Meeting of Stockholders and until his respective successor is duly elected and qualified.
2.
Considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

B
Non-Voting Items

Change of Address—Please print your new address below.	Meeting Attendance
	Mark the box to the right if you plan to attend the Annual Meeting.	☐
C
Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person stating his or her title or authority. PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR PROXY.

Date (mm/dd/yyyy)— Please print date below.	Signature 1— Please keep signature within the box	Signature 2— Please keep signature within the box

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy—Natrol, Inc.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF NATROL, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY, DECEMBER 3, 2007

The undersigned hereby constitutes and appoints Dennis Jolicoeur and Loida Rubio, or either of them, as Proxies each with full power of substitution, and hereby authorizes each of them to represent and to vote all shares of Common Stock of Natrol, Inc. (the "Company") held of record by the undersigned as of the close of business on Friday, October 19, 2007, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at its Corporate Headquarters, 21411 Prairie St., Chatsworth, CA 91311 at 8:30 a.m., local time on Monday, December 3, 2007, and at any adjournment or postponement thereof.

This proxy, when properly executed and returned in a timely manner, will be voted at this Annual Meeting and any adjournment or postponement thereof in the manner described herein. If no direction is given, the proxy will be voted "FOR" the nominees of the Board of Directors listed in Proposal 1. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's Annual Report to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE
AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

QuickLinks

NATROL, INC. 21411 Prairie Street Chatsworth, CA 91311 (818) 739-6000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
Voting Information
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH NOMINEE.
THE BOARD OF DIRECTORS
COMMITTEES OF THE BOARD
AUDIT COMMITTEE REPORT
INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION OF DIRECTORS AND EXECUTIVES
Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)(2)
BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS, OFFICERS AND CERTAIN OTHER OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF ETHICS